Exhibit 99.1

NEWS BULLETIN	AAON, Inc.
2425 South Yukon Ave. • Tulsa, OK 74107-2728
• Ph: (918) 583-2266 • Fax: (918) 583-6094 •
•http://www.aaon.com•

FOR IMMEDIATE RELEASE MARCH 13, 2014	For Further Information:
Jerry R. Levine • Phone: (914) 244-0292 • Fax: (914) 244-0295
Email: jrladvisor@yahoo.com

AAON REPORTS RECORD EARNINGS
FOR FOURTH QUARTER AND YEAR 2013

TULSA, OK, March 13, 2014 - AAON, INC. (NASDAQ-AAON), today announced its operating results for the fourth quarter and year 2013. Sales in the fourth quarter were $73.4 million, down 5.9% from $78.0 million in 2012. Net income was a record $7.8 million, up 2.6% from $7.6 million in the same period a year ago. Sales for the year 2013 were a record $321.1 million, up 5.9% compared to $303.1 million in 2012. Earnings for 2013 were also a record, $37.5 million, up 36.9% compared to $27.4 million in 2012.

Earnings for the fourth quarter of 2013 and 2012 were both $0.21 per diluted share, based upon 37.1 million and 36.9 million diluted shares outstanding, respectively. Earnings per diluted share for year 2013 were $1.01, up 36.5% from $0.74 in 2012, based upon 37.1 million and 37.0 million diluted shares outstanding, respectively. All per share earnings reflect the 3-for-2 stock split effective July 2, 2013.

Norman H. Asbjornson, President and CEO, stated, “The 2013 gains in sales and income from operations primarily reflect increases in market share, as well as price increases and a decline in cost of materials; gross profit as a percent of sales increased from 23.3% to 28.0%, but SG&A expenses as a percent of sales also increased from 8.7% to 10.6%, the majority of which (SG&A) represents increases in warranty expense and 'profit sharing'."

Mr. Asbjornson continued, "The Company’s backlog increased from $43.6 million at December 31, 2012 to $45.3 million at December 31, 2013. In addition, the Company's balance sheet at year end was strong. The current ratio was 3.1:1 (including cash and investments of $49.9 million). We remained debt free and our return on average stockholder equity was 24.8% in 2013."

Mr. Asbjornson next said, "It appears from information available to us that there will be a flat to modestly improving economy in our segments of the HVAC industry in 2014. Based upon this forecast and other factors, we anticipate AAON having another good year in 2014."

The Company will host a conference call today at 4:15 P.M. EDT to discuss the fourth quarter and year 2013 results. To participate, call 1-866-544-4631; or, for rebroadcast, call 1-866-245-6755 (code 14576).

AAON, Inc. is a manufacturer of air-conditioning and heating equipment consisting of rooftop units, chillers, air-handling units, condensing units, heat recovery units, commercial self-contained units and coils. Its products serve the new construction and replacement markets. The Company has successfully gained market share through its “semi-custom” product lines, which offer the customer value, quality, function, serviceability and efficiency.

Certain statements in this news release may be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.

AAON, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
	Three Months Ended December 31,			Years Ending December 31,
	2013	2012		2013	2012
	(in thousands, except share and per share data)
Net sales	$73,376	$78,008		$321,140	$303,114
Cost of sales	53,188	59,279		231,348	232,615
Gross profit	20,188	18,729		89,792	70,499
Selling, general and administrative expenses	8,246	6,634		33,989	26,261
Gain (loss) on disposal of assets	30	21		(22)	4
Income from operations	11,912	12,074		55,825	44,234
Interest income, net	70	30		221	42
Other (expense) income, net	(4)	(9)		248	41
Income before taxes	11,978	12,095		56,294	44,317
Income tax provision	4,212	4,517		18,747	16,868
Net income	$7,766	$7,578		$37,547	$27,449
Earnings per share:
Basic*	$0.21	$0.21		$1.02	$0.75
Diluted*	$0.21	$0.21		$1.01	$0.74
Cash dividends declared per common share*:	$0.10	$0.16	(1)	$0.20	$0.24	(1)
Weighted average shares outstanding:
Basic*	36,726,609	36,787,893		36,746,100	36,825,170
Diluted*	37,107,870	36,944,489		37,058,254	37,048,826
 *Reflects three-for-two stock split effective July 2, 2013
(1) Includes special dividend of $0.08 per common share paid on December 24, 2012.

AAON, Inc. and Subsidiaries
Unaudited Consolidated Balance Sheets
	December 31,
	2013	2012
Assets	(in thousands, except share and per share data)
Current assets:
Cash and cash equivalents	$12,085	$3,159
Certificates of deposit	8,110	3,120
Investments held to maturity at amortized cost	16,040	2,832
Accounts receivable, net	39,063	43,866
Income tax receivable	1,073	694
Note receivable	29	28
Inventories, net	32,140	32,614
Prepaid expenses and other	304	740
Deferred tax assets	4,779	4,493
Total current assets	113,623	91,546
Property, plant and equipment:
Land	1,417	1,340
Buildings	61,821	59,761
Machinery and equipment	119,439	117,617
Furniture and fixtures	9,748	8,906
Total property, plant and equipment	192,425	187,624
Less: Accumulated depreciation	105,142	96,929
Property, plant and equipment, net	87,283	90,695
Certificates of deposit	2,638	2,120
Investments held to maturity at amortized cost	10,981	8,041
Notes receivable	919	1,091
Total assets	$215,444	$193,493

Liabilities and Stockholders' Equity
Current liabilities:
Revolving credit facility	$—	$—
Accounts payable	7,779	13,047
Accrued liabilities	28,550	26,578
Total current liabilities	36,329	39,625
Deferred revenue	585	—
Deferred tax liabilities	14,424	15,732
Commitments and contingencies
Stockholders' equity:
Preferred stock, $.001 par value, 5,000,000 shares authorized, no shares issued
Common stock, $.004 par value, 50,000,000 shares authorized, 36,711,354 and 36,776,624 issued and outstanding at December 31, 2013 and 2012, respectively*	147	147
Additional paid-in capital
Retained earnings	163,959	137,989
Total stockholders' equity	164,106	138,136
Total liabilities and stockholders' equity	$215,444	$193,493
 *Reflects three-for-two stock split effective July 2, 2013

AAON, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
	Years Ending December 31,
	2013	2012	2011
Operating Activities	(in thousands)
Net income	$37,547	$27,449	$13,986
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,312	13,407	11,397
Amortization of bond premiums	790	155	156
Provision for losses on accounts receivable, net of adjustments	141	(83)	(289)
Provision for excess and obsolete inventories	243	63	(50)
Share-based compensation	1,763	1,294	680
Excess tax benefits from stock options exercised and restricted stock awards vested	(843)	(393)	(211)
Gain on disposition of assets	(22)	4	1,802
Foreign currency transaction gain	67	(27)	(8)
Interest income on note receivable	(40)	(42)	—
Deferred income taxes	(1,594)	(2,028)	10,122
Write-off of note receivable	75	—	—
Changes in assets and liabilities:
Accounts receivable	4,662	(9,646)	6,053
Income tax receivable	464	9,715	(10,016)
Inventories	231	2,271	(1,296)
Prepaid expenses and other	436	(17)	(67)
Accounts payable	(5,197)	2,461	(2,751)
Deferred revenue	615	—	—
Accrued liabilities	1,942	6,584	(3,024)
Net cash provided by operating activities	53,592	51,167	26,484
Investing Activities
Capital expenditures	(9,041)	(14,147)	(35,914)
Proceeds from sale of property, plant and equipment	92	11	482
Investment in certificates of deposits	(9,108)	(6,540)	—
Maturities of certificates of deposits	3,600	1,300	1,503
Purchases of investments held to maturity	(22,275)	(11,654)	—
Maturities of investments	2,005	—	9,364
Proceeds from called investments	3,332	626	—
Principal payments from note receivable	69	69	27
Net cash used in investing activities	(31,326)	(30,335)	(24,538)
Financing Activities
Borrowings under revolving credit facility	8,325	34,847	82,078
Payments under revolving credit facility	(8,325)	(39,422)	(77,503)
Stock options exercised	1,467	1,996	494
Excess tax benefits from stock options exercised and restricted stock awards vested	843	393	211
Repurchase of stock	(8,222)	(6,660)	(3,671)
Cash dividends paid to stockholders	(7,428)	(8,840)	(5,935)
Net cash used in financing activities	(13,340)	(17,686)	(4,326)
Net increase (decrease) in cash and cash equivalents	8,926	3,146	(2,380)
Cash and cash equivalents, beginning of period	3,159	13	2,393
Cash and cash equivalents, end of period	$12,085	$3,159	$13

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